Calculation of Filing Fee Tables
S-3
Finance of America Companies Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share	Other	50,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Class A Common Stock, $0.0001 par value per share	457(a)	2,326,190	$ 21.34	$ 49,640,894.60	0.0001381	$ 6,855.41
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 49,640,894.60		$ 6,855.41
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,855.41
Offering Note
[1]	(Note 1a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3, to which this exhibit relates, also covers an indeterminable number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents the maximum number of shares of the Registrant's Series A Convertible Perpetual Preferred Stock ("Series A Preferred Stock") that may be sold by selling stockholders, which are convertible into an aggregate of up to 2,326,190 shares of Class A Common Stock also being registered for resale by the selling stockholders, pursuant to the terms described in the registration statement to which this fee table relates. Pursuant to Rule 457(i) and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, because no additional consideration will be received upon conversion of the Series A Preferred Stock, no registration fee is required and the registration fee with respect to the Series A Preferred Stock has been allocated to the underlying Class A Common Stock.

[2]	(Note 2a) Pursuant to Rule 416(a) under the Securities Act, the registration statement on Form S-3, to which this exhibit relates, also covers an indeterminable number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Because there is no public market for the Series A Preferred Stock registered hereunder, the proposed maximum offering price per share and aggregate maximum offering price has been determined pursuant to Rule 457(c) under the Securities Act with respect to the underlying Class A Common Stock, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low sale prices for the Class A Common Stock as reported on the New York Stock Exchange on February 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A